AST

20 September 2021

VIA EMAIL
Joint Stock Company GK Launch Services
Attn: Alexander Serkin, CEO
26/1 Prospekt Mira Ave.,
Moscow, 129090, Russian Federation

Reference is made to Clause 5 of that certain Launch Services Contract No. GK-AST-015/05-20 dated as of July 17, 2020 ("Contract") regarding establishment of the Launch Slot Agreement Date and that certain Launch Window Letter of 28 January 2021 between Joint Stock Company GK Launch Services ("GK") and AST & Science, LLC ("AST"). Capitalized terms used in this Letter without definition shall have the same meanings as given in the Contract.

Dear Mr. Serkin,

WHEREAS:

1. The Primary Payload (CAS500-2) has been delayed by the Primary Payload customer;

2. Neither GK nor AST can accurately determine a Launch Slot Agreement Date for AST's Payload (Blue Walker-3) until the Primary Payload is ready to launch during an established Launch Slot; and

3. AST requires a date certain to launch its Payload however presently a launch date cannot be nominated;

4. Therefore, AST was compelled to identify and secure an alternate launch provider capable of launching within an AST desired window; and

5. To date, AST has paid GK the sum of approximately $2.7 Million US Dollars under the Contract and desires to continue working with GK for future launch services; AST hasn't paid GK the amounts related to milestone [**REDACTED**].

NOW, THEREFORE, GK and AST agree as follows:

1. GK and AST will seek to identify other launch opportunities for the launch of future AST payloads.

2. Amounts paid by AST under the Contract shall be deemed irrevocably credited towards future GK launch services for AST payloads, which launch services would be memorialized in an amendment to the Contract that would provide substantially the same terms and conditions as the Contract, to include, without limitation, milestone payments, as well as similar (to a reasonable possible extent) pricing terms (which will be discussed based on the payload and selected launch vehicle characteristics).

3. Neither AST nor GK shall have any further obligations or payments required under the Contract unless the Parties reach an agreement pursuant to paragraph 2 above, which they will endeavor to achieve within a reasonable time period to be mutually agreed.

Please confirm your acknowledgement and acceptance of the foregoing.

Very truly yours,

AST & Science, LLC

By: /s/ Abel Avellan
Name: Abel Avellan
Title: Chairman and CEO

AGREED AND ACCEPTED:

GK Launch Services:

By: ______________
Name: Alexander Serkin
Title: CEO
Date: 20 September 2021